EXHIBIT 16
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Bateman & Co., Inc., P.C.
Certified Public Accountants
                                          5 Briardale Court
                                          Houston, Texas 77027-2904
                                          (713) 552-9800
                                          FAX (713) 552-9700
                                          www.batemanhouston.com

July 13, 2005

By Fax (202-942-9656) and Regular Mail
SEC-Office of the Chief Accountant
Attn: SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

By Enail and Regular Mail
Mr. Lawrence Siccia, President
Crafty Admiral Enterprises, Inc.
Suite 601 - 1383 Marinaside Crescent
Vancouver, B.C.
Canada V6Z 2W9

Ladies/Gentlemen:

We were previously principal accountants for Crafty Admiral Enterprises, Ltd. (Commission File Number 0-49725), and we issued our report dated April 13, 2005 on the financial statements of Crafty Admiral Enterprises, Ltd. as of December 31, 2004 and for the one year then ended.

We have read the Form 8-K dated July 11, 2005 and we concur with the information shown therein, except that our report dated April 13, 2005 did contain a "going concern" paragraph concerning an uncertainty of the ability of the company to survivfe as a going concern.

We confirm we had no disagreements with Crafty Admiral Enterprises, Ltd., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the year ending December 31, 2004.

Very truly yours,

/s/ Bateman & Co., Inc. P.C.
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By: Bateman & Co., Inc. P.C.


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